Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONSENT AGREEMENT

This Consent Agreement (this “Agreement”) is being entered into as of ___________, 2009 (the “Effective Date”), by and among Genta Incorporated, a Delaware corporation (the “Company”), and each of the purchasers of the Senior Secured Convertible Promissory Notes Due June 9, 2010 of the Company (the “2008 Notes”) whose names are set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the 2008 Notes.

Whereas, each of the Holders is a party to that certain Securities Purchase Agreement dated as of June 5, 2008 (the “2008 Purchase Agreement”) among the Company and the purchasers listed on Exhbit A thereto;

Whereas, in order to facilitate the consummation of that certain offering of up to $12,000,000 of 8% Senior Secured Convertible Notes (the “New Notes”) and warrants to purchase common stock of the Company (the “Common Stock”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”) and in consideration of the Holders’ consent to the Financing the parties desire to enter into this Agreement; and

Whereas, concurrently with the execution of this Agreement, the Company and the Holders are executing and delivering an Amended and Restated Security Agreement under which the purchasers of the New Notes will be granted liens that will rank pari passu with the liens held by the holders of the 2008 Notes.

Whereas, pursuant to Section 4.1 of the 2008 Notes, the consent of the Holders of at least two thirds in outstanding principal amount of the 2008 Notes is required in order for the Company to consummate the Financing.

Now, Therefore, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Consent to Financing and Other Events.  The undersigned Holders, constituting the holders of at least two-thirds of the outstanding principal amount of the 2008 Notes, hereby irrevocably consent, for all purposes and in all respects under the 2008 Notes only (and not for purposes of this Agreement or any other agreement or other purpose), including for the purpose of Section 4.1 of the 2008 Notes, to any action, transaction, occurrence, event or condition occurring on or after the Effective Date, whether or not entered into in connection with the Financing, that would have, but for this consent, required prior written consent under the 2008 Notes, including Section 4.1 thereof.  The Holders expressly do not consent to, approve of or waive any rights with respect to (i) any action, transaction, occurrence, event or condition for any purpose under this Agreement, including Section 6, or (ii) except as previously approved in accordance with the 2008 Notes, any action, transaction, occurrence, event or condition occurring prior to the Effective Date under any agreement.

1.

2.           Approval of Financing Transactions.  The undersigned Holders, constituting the holders of at least two-thirds of the outstanding principal amount of the 2008 Notes, hereby irrevocably approve, for all purposes and in all respects under the 2008 Purchase Agreement (and not for purposes of this Agreement or any other agreement or other purpose), including for the purpose of Section 3.15(b) of the 2008 Purchase Agreement, the issuance of any securities in any transaction, including the Financing and the transactions contemplated by this Agreement.  The Holders expressly do not approve of any transaction (other than this Financing) for purposes of Section 6(b)(ii) of this Agreement.

3.           Approval of Amended and Restated Security Agreement.  The undersigned Holders hereby acknowledge that concurrently with the execution of this Agreement, the Company and the Holders are executing and delivering an Amended and Restated Security Agreement under which the purchasers of the New Notes will be granted liens that will rank pari passu with the liens held by the holders of the 2008 Notes.  The Holders further approve the Amended and Restated Security Agreement and hereby instruct the Agent (as defined in the Security Agreement) to enter into the Amended and Restated Security Agreement and to take all other actions required by the Agent in furtherance of the foregoing.

4.           Note Purchase Right.  At any time, and from time to time after the Authorization Date (as defined in the Purchase Agreement) and on or prior to the Expiration Date (as defined in the Purchase Agreement), each of the Holders who are not natural persons (the “Institutional Holders”) shall have the right (the “Purchase Right”), in each such Institutional Holder’s sole discretion, upon written notice to the Company (“Purchase Notice”), to purchase one or more New Notes in aggregate principal amount up to that amount set forth opposite such Institutional Holder’s name on Exhibit A hereto, in one or more closings (each a “Closing”).  At each Closing, the Company shall issue and sell to the Institutional Holder purchasing notes at such Closing a New Note having the principal amount set forth in the Purchase Exercise Notice.  At each such Closing, the purchasing Institutional Holder shall deliver the purchase price for the New Note, which shall equal the principal amount thereof, by wire transfer of immediately available funds to the Company.  The Closing shall take place on the date specified in the Purchase Notice, which shall not be less than five Trading Days (as defined in the New Notes) from the date on which the Purchase Notice is delivered.

5.           Covenants of the Holders.  Each Holder hereby agrees:

(a)           that such Holder will not convert any 2008 Notes on any day to the extent that, together with all prior conversions under such 2008 Notes following the Effective Date, the total amount of such 2008 Notes that has been converted since the Effective Date exceeds (A) 10% of the principal amount of such 2008 Notes on the Effective Date multiplied by (B) the number of whole or partial calendar weeks since the Effective Date;

(b)           that until the earlier of (A) 105 days following the Effective Date and (B) the Authorization Date (as defined in the Purchase Agreement) such Holder shall not convert any 2008 Notes into shares of Common Stock in the aggregate in excess of such Holder’s pro-rata allocation and shall not to assert its rights arising out of any event of default arising under Section 2.1(g) of the 2008 Note(s).  For purposes of this Section 5(b), a Holder’s “pro rata allocation” shall be equal to (A) 4,940,290,505, multiplied by (B) a fraction, the numerator of which shall be the total outstanding principal amount of all 2008 Note(s) held by such Holder on the Effective Date and the denominator of which shall be the total outstanding principal amount of all 2008 Notes then outstanding;

2.

(c)           that such Holder will convert all 2008 Notes held by such Holder into shares of Common Stock pursuant to Section 3.1(a) thereof on or before the fifth Trading Day following the receipt by such Holder of the written request of the Company (the “Conversion Notice”) in the event that on the date that the Conversion Notice is sent by the Company, the Daily VWAP has exceeded $0.20 (as appropriately adjusted for stock splits, stock dividends, reorganizations, recapitalizations, stock combinations and the like) for each of the twenty (20) consecutive prior Trading Days ending on the Trading Day immediately prior to such date; provided, that the Equity Conditions (as defined in the 2008 Notes) shall have been satisfied and the Common Stock shall have been Tradable (as defined in the 2008 Notes) on each Trading Day during the period beginning on the first day of such 20-day period and ending on the date of the delivery of such shares of Common Stock pursuant to such conversion;

6.           Covenants of the Company.  The Company hereby agrees that at any time any unexercised Purchase Rights or New Notes issued upon exercise of the Purchase Rights remain outstanding:

(a)           Negative Covenants.  Without the prior written consent of the Holders of at least two-thirds of the then outstanding and unexercised Purchase Rights and the then outstanding principal amount of New Notes issued upon exercise of the Purchase Rights (together, as one class):

(i)           No Liens. Other than Permitted Liens, the Company shall not, and shall not permit its Subsidiaries to, enter into, create, incur, assume or suffer to exist any Liens on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(ii)         No Indebtedness. The Company shall not, and shall not permit any Subsidiary to, enter into, create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness existing on the date hereof and disclosed in the Transaction Documents.

(iii)        Compliance with this Agreement. The Company shall not, and shall not permit any Subsidiary to, fail comply with its and their obligations under this Agreement.

(iv)         Compliance with Law. The Company shall not, and shall not permit any Subsidiary to, fail to comply with law and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its and their business or to its and their properties or assets.

3.

(v)           Transactions with Affiliates. The Company shall not, and shall not permit its Subsidiaries to, engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) as otherwise contemplated by this Agreement.

(vi)         No Dividends. The Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or other equity security of the Company or such Subsidiaries (other than dividend and distributions from a Subsidiary to the Company), (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Company, (iii) form or create any subsidiary, become a partner in any partnership or joint venture, or make any acquisition of any interest in any Person or acquire substantially all of the assets of any Person, or (iv) transfer, assign, pledge, issue or otherwise permit any equity or other ownership interests in the Subsidiaries to be beneficially owned or held by any Person other than the Company.

(vii)        No Merger or Sale of Assets. The Company shall not, and shall not permit any Subsidiary to, (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof or (ii) in any way or manner alter its organizational structure or effect a change of entity or (iii) effect a Change of Control.

(viii)       Payment of Taxes, Etc. The Company shall not, and shall not permit any Subsidiary to, fail to promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(ix)         Corporate Existence. The Company shall not, and shall not permit any Subsidiary to, fail to maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(x)          Investment Company Act. The Company shall not conduct its businesses in a manner so that it will become subject to the Investment Company Act of 1940, as amended.

(xi)         Maintenance of Assets. The Company shall not, and shall not permit any Subsidiary to, fail to keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.

(xii)        Indebtedness to Affiliates. The Company shall not, and shall not permit any Subsidiary to, make any payment on any Indebtedness owed to officers, directors or Affiliates.

(xiii)       Restriction on Dividends. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to pay dividends or distributions to the Company, pay any Indebtedness owed to the Company or transfer any properties or assets to the Company.

(xiv)        No Lien on IP.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

(xv)        No Material Change in Management. The Company shall not permit or suffer to exist a change in the personnel in any material management position, except that the death, disability or resignation of any member of management (but not the replacement thereof) shall not constitute a change for the purposes of this section.  The Company shall not permit or suffer to exist a change in more than two directors comprising the Board of Directors, except that the death, disability or resignation of any director (but not the replacement thereof) shall not constitute a change for the purposes of this section.

(xvi)       Charter Documents. The Company shall not modify, alter, repeal or amend the charter documents of the Company or any Subsidiary of the Company.

(xvii)      Equity Interests. Except for Permitted Financings the Company shall not authorize, reclassify, recapitalize, issue, offer or exchange any securities or other equity interests of the Company or any of its Subsidiaries, including, without limitation, any and all shares of capital stock, securities convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive any of the foregoing.

(xviii)     Benefit Plans; Compensation Arrangements.  The Company shall not adopt, amend or terminate any equity incentive plan or benefit plan, or any compensation plan, arrangement or agreement, in each case for the benefit of officers or directors of the Company or any Subsidiary of the Company; provided that the foregoing shall not apply to the amendment or termination any medical, dental or vision plan broadly available on the same terms to all employees of Company.

5.

(xix)        Expenditures. The Company shall not (i) make any capital expenditure for an amount greater than US$200,000, (ii) dispose of any asset for an amount greater than US$200,000 or less than the book value of such asset (other than the sale of inventory in the ordinary course of business), (iii) acquire or purchase any interest in any real property for an amount greater than US$200,000, in each case regardless of whether or not such amounts were set forth in the 2009 Budget provided to the Holders herewith (the “Budget”).

(xx)         Public Offering; Registration. The Company shall not make any public offering of securities of Company or any Subsidiary of Company and, without the prior written approval of the Holders of at least two-thirds of the then outstanding Purchase Rights, the Company shall not register any securities of the Company or any Subsidiary of the Company.

(xxi)        Material Agreements.  The Company shall not enter into, extend, terminate or otherwise materially modify or amend: (i) any Material Agreement and (ii) any other agreement with an Affiliate, officer, director or stockholder of the Company or any Subsidiary of the Company.

(xxii)       Financing. The Company shall not enter or agree to any debt or equity financing or any other capital raising transaction or transactions with any Person, other than Permitted Financings.

(xxiii)      Investments, Partnerships and Joint Ventures. The Company shall not (i) subscribe, purchase or acquire any securities of, or any interest in, or the making of any contribution to, any Person (other than contributions by the Company or any Subsidiary of the Company to the Company or any Subsidiary of the Company), (ii) create or cause to be formed any new Subsidiary, (iii) enter into any partnerships, joint ventures or consortiums, or (iv) otherwise transfer all or any part of the businesses of the Company or any Subsidiary of the Company to another Person.

(xxiv)       Compensation. The Company shall not (i) increase or change the compensation package (including salary, bonus and equity incentives, if any) of any member of the management team of the Company or any Subsidiary of the Company if the value of the total compensation package, following such increase or change, would exceed *** or (ii) make any payments to any member of the management team or board of directors of the Company in respect of any deferred or foregone compensation.

(xxv)         Litigation. The Company shall not commence or settle any litigation or claim involving a monetary payment greater than US$250,000 or which imposes restrictions on the Company or any Subsidiary of the Company or the conduct of its businesses, except collection actions against third parties in the ordinary course of business.

(xxvi)        Tax and Accounting Practices. The Company shall not adopt any position for purposes of any financial statements that, in the reasonable judgment of the Holders, shall have a Material Adverse Effect on the Company or any Subsidiary of the Company, taken as a whole, or on any of the Holders.

6.

(xxvii)       Other Businesses.  The Company shall not engage, directly or indirectly, in any business other than the business currently conducted by the Company.

(xxviii)      ***.  The Company shall not (A) expend any funds, use any assets or commit any resources, in each case, received from the sale and issuance of New Notes, or (B) incur any liabilities, in each of clause A and clause B ***.

(xxix)         ***.  The Company shall not (A) expend any funds, use any assets or commit any resources, in each case, received from the sale and issuance of New Notes, or (B) incur any liabilities, in each of clause A and clause B ***.

(xxx)           Agreements.  The Company shall not enter into any agreement, understanding or arrangement that could reasonably be expected to result in the occurrence of any action, event or condition specified in this Section 6(a).

(b)         Participation Right.

(i)           The Company covenants and agrees to promptly notify (in no event later than five days after making or receiving an applicable offer) in writing (a “Rights Notice”) each Institutional Holder then holding outstanding Purchase Rights (each a “Rights Holder”) of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party, of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities, or any debt instrument (a “Subsequent Financing”). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within 20 calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Rights Holder an option (the “Rights Option”) during the 10 Trading Days following delivery of the Rights Notice (the “Option Period”) and subject to the Rights Option granted to the Purchasers under the Purchase Agreement, to inform the Company whether such Rights Holder will purchase securities in such Subsequent Financing equal to up to its pro rata portion of the securities being offered in such Subsequent Financing on the same terms and conditions as contemplated by such Subsequent Financing. If any Rights Holder elects not to participate in such Subsequent Financing, the other Rights Holders may participate on a pro-rata basis.  For purposes of this Section, all references to “pro rata” mean, for any Rights Holder electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the total dollar amount of such Holder’s then outstanding and unexercised Purchase Right by (y) the aggregate Purchase Right Value then held by all Holders. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing.  If the Company does not receive notice of exercise of the Rights Option from the Rights Holders within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are substantially the same as those provided to the Rights Holders in the Rights Notice.  In addition, if due to the participation of the holders of the New Notes in such Subsequent Financing the Company is unable to offer the full amount of the Rights Options set forth herein, the Company shall limit the available Rights Options under this Agreement for such Subsequent Closing pro-rata among the Holders to accommodate the interests of the holders of the New Notes.  If the closing of the proposed Subsequent Financing does not occur on the scheduled closing date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 6(b), including, without limitation, the delivery of a new Rights Notice.

7.

(ii)           For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing.  A “Permitted Financing” shall mean (1) issuances of shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, duly approved by the Company’s stockholders and described in the Public Filings, including up to 8,400,000 shares reserved for issuance under the 2007 Stock Incentive Plan; (2) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Effective Date and described in the Public Filings, provided that such securities have not been amended since the Effective Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; and (3) securities issued in any transaction that is approved in writing by the holders of at least two thirds of the principal amount of the then outstanding Purchase Rights.

7.           Repurchase Right.  If at any time the Company breaches the terms of this Agreement, and the Company receives written notice from the Holders of such breach, each Holder shall have the right, after the Company is given 10 days to cure such breach, at such Holder’s option and upon 10 days prior written notice to the Company (the “Repurchase Notice”), to require the Company to repurchase such Holder’s then outstanding Purchase Rights by paying to the Holder, (a) the greater of (i) three times the total dollar amount of such Holder’s then outstanding and unexercised Purchase Right or (ii) three times the value of the Common Stock then held by such Holder under such Holder’s then outstanding Purchase Right assuming the exercise of all of such Holder’s then outstanding and unexercised Purchase Rights and conversion of the Notes issuable upon exercise of such Purchase Right into Common Stock, and (b) all amounts, expenses and costs otherwise due to such Holder in connection with this Agreement.  For purposes of this Section 7, the value of the Company’s Common Stock shall be highest Daily VWAP on any date between (and including) (x) the date the repurchase is demanded or otherwise due, or (y) the date the repurchase is made.  In the event the Company receives a Repurchase Notice from more than one Holder of the Purchase Rights and the Company can repurchase some, but not all, of the Notes pursuant to this Section 7, the Company shall repurchase from each Holder electing to require the repurchase of its Purchaser Rights at such time an amount equal to each such Holder’s pro-rata amount (based on the dollar amount of the then outstanding and unexercised Purchase Right held by such Holder relative to aggregate dollar amount of all outstanding and unexercised Purchase Rights for which the Company has received Repurchase Notices) of all the Purchase Rights being repurchased at such time.  In such event, the portion of a Holder’s Purchase Right that has not been repurchased shall remain outstanding until such time as the Company pays to such Holder, all amounts due under this Section 7.  Upon payment in full of all amounts due under this Section 7 with respect to a Holder, such Holder’s Purchase Right shall be extinguished.

8.

8.           Interest Payments.  Without waiving any right to receive payments of interest in the amounts forth in the 2008 Notes, each Holder hereby agrees to accept, as payment of any interest amount otherwise due under the 2008 Notes, newly-issued 2008 Notes having a principal amount equal to the amount of such Interest payment due and to treat the receipt of such newly-issued 2008 Notes the same as the receipt of cash for purposes of such interest payments.

9.           Acknowledgement.  For the purpose of clarification, the parties hereby confirm that notwithstanding Section 3.5(c) of the 2008 Notes the Conversion Price (as defined in the 2008 Notes) adjustment set forth in Section 3.5(a)(vi) of the 2008 Notes resulting from the Financing shall cause the Conversion Price of the 2008 Notes to be adjusted such that, for each $1,000 in principal amount of the 2008 Notes, the holder thereof shall be issued 500,000 shares, subject to future adjustment as set forth in the 2008 Notes.

For purposes of clarification, at all times after the Effective Date, the amount of consideration received for Additional Shares of Common Stock, as determined in accordance with Section 3.5(a)(vi) of the 2008 Notes, shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (ie. warrants, rights of first refusal or other similar rights).

10.         Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

9.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

11.         Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and at least two-thirds of the Holders.  The Holders acknowledge that any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.

12.         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-9800
Telecopy No.: (908) 286-3966

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

10.

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Ethan Christensen
Telephone No.: (858) 550-6076
Telecopy No.: (858) 550-6420

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13.           Waivers. No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

14.           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

15.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Holders may assign the rights under this Agreement without the consent of the Company.

16.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

18.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

11.

19.           Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

20.           Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

21.           Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

22.           Effectiveness of this Agreement.  This Agreement shall be effective as of the Effective Date, provided that if the First Closing (as defined in the Purchase Agreement) of the Financing does not occur within three business days of the Effective Date, this Agreement shall automatically terminate and be of no further force and effect and the rights of the parties shall revert to those rights held by such parties prior to the effectiveness of this Agreement, as if this Agreement had never been executed.

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12.

In Witness Whereof, the parties have caused this Consent Agreement to be executed as of the Effective Date.

GENTA INCORPORATED

By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

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[HOLDER SIGNATURE PAGES TO CONSENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Consent Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: _________________________________________________________________________

Signature of Authorized Signatory of Holder: ___________________________________________________

Name of Authorized Signatory: _____________________________________________________________________

Title of Authorized Signatory: ______________________________________________________________________

Email Address of Holder:_________________________________________________________________

Fax Number of Holder: _________________________________________________________________

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):

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